Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

SigmaTel, Inc

Austin, TX

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-129245) and Form S-8 (Nos. 333-128728 and 333-109475) of SigmaTel, Inc of our reports dated February 21, 2008, relating to the 2007 consolidated financial statements and financial statement schedule, and the effectiveness of SigmaTel, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO Seidman, LLP

Houston, Texas

February 28, 2008